Exhibit 99.1
Royal Gold Acquires Gold Stream on the Large-Scale, Long-Life, Kansanshi Copper-Gold Mine Operated by First Quantum Minerals Ltd.
DENVER, COLORADO. AUGUST 5, 2025: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today that its wholly-owned subsidiary RGLD Gold AG (“RG AG”), has entered into a precious metals purchase agreement (“Stream Agreement”) for gold deliveries referenced to copper production from the Kansanshi copper-gold mine (“Kansanshi”) in the North Western Province of Zambia, operated and 80% owned by a subsidiary of First Quantum Minerals Ltd. (“First Quantum”).

Royal Gold has agreed to make an advance payment of $1.0 billion (“Advance”) in return for a gold stream referenced to copper production, with deliveries of 75 ounces of gold per million pounds of recovered copper produced until the delivery of 425,000 ounces; 55 ounces of gold per million pounds of recovered copper produced between the delivery of 425,001 ounces and 650,000 ounces; and 45 ounces of gold per million pounds of recovered copper produced thereafter. Royal Gold will initially pay 20% of the spot gold price for each ounce delivered. Additionally, and depending on the achievement of certain objectives as described below, Royal Gold will increase the percentage of spot gold price paid for each ounce delivered to 35% and has also granted options to First Quantum to accelerate stream deliveries.

“I am pleased to announce this transaction, which provides Royal Gold with exposure to a world-class mine located in a mining-friendly jurisdiction and operated by a first-tier counterparty,” commented Bill Heissenbuttel, President and CEO of Royal Gold. “This large and long-life stream will add another significant gold interest to the enlarged portfolio we are creating with the recently announced transactions for Sandstorm Gold and Horizon Copper, and enhance our position as a premier growth company in the streaming and royalty sector. The immediate cash flow from this acquisition paired with the cash flow of the combined Royal Gold, Sandstorm and Horizon portfolios will allow us to rapidly pay down the debt incurred to complete this acquisition.”

Acquisition Highlights
•Immediate gold revenue and cash flow from a producing copper-gold mine: The effective date of the transaction is August 5, 2025 and Royal Gold expects to receive approximately 12,500 ounces of gold in 2025. Gold deliveries are expected to average approximately 35,000-40,000 ounces per year over the next 10 years.
•Accretive per share metrics: Funding sources for the acquisition consisted of available cash resources and a draw on our revolving credit facility, without issuing new shares.
•Established operation with a world-class resource, and long-life and large-scale production: The Kansanshi copper-gold mine has been First Quantum’s flagship operation since 2005, and known reserves are expected to support continued production for an additional mine life of over 20 years.
•First-tier operator with a long and established operating history in Zambia: First Quantum is a large and experienced international mining company with a record of operating Kansanshi without interruption since completing construction in 2005. First Quantum’s other significant mining assets in Zambia include the Sentinel mine, which started production in 2015, and the Enterprise mine, which started production in 2023.
•Well-established mining jurisdiction with strong governmental support: Zambia was the 10th largest global copper producer and mining was the second-largest contributor to Zambia’s GDP in 20231. The Government of Zambia launched the “Three Million Tonnes Copper Production Strategy” in July, 2024, to support and promote investment in the sector. Other large mining companies active in Zambia include Barrick Mining, Vedanta Resources and China Non-Ferrous Metal Mining Group.
Overview of Transaction Terms
Stream Agreement
Deliveries under the Stream Agreement will be indexed to the production of recovered copper to reduce exposure to metallurgy and processing variability, and the stream rate will vary based on gold delivery thresholds:
•75 ounces of gold per million pounds of recovered copper produced until the delivery of 425,000 ounces;
1 Zambia 2024 Mining Report, Third Edition, PwC.

•55 ounces of gold per million pounds of recovered copper produced between the delivery of 425,001 ounces and 650,000 ounces; and
•45 ounces of gold per million pounds of recovered copper produced thereafter.
Recovered copper produced is in both concentrate and cathode form and the stream economics are not dependent on downstream smelter recoveries or gold production at the site.
First Quantum will have two options to accelerate stream deliveries and reduce the outstanding Advance:
•Acceleration Option 1: From the earlier of the achievement by First Quantum of a minimum ‘BB’ or equivalent senior unsecured debt rating from a rating agency, or a Net Debt/TTM EBITDA ratio of 2.25x or less over three consecutive quarters starting from March 31, 2026, it will have a one-year period to exercise the option and deliver gold worth up to $200 million over a 14-month period from the date of option exercise and reduce the stream rates and delivery thresholds by up to 20%.
• Acceleration Option 2: If First Quantum achieves either a minimum ‘BBB-’ or equivalent senior unsecured debt rating from a rating agency, or shows a Net Debt/TTM EBITDA ratio of 1.25x or less over four consecutive quarters, and achieves certain operational conditions, it will have a one-year period to exercise the option and deliver gold worth up to $100 million over a 7-month period from the date of option exercise and reduce the stream rates and delivery thresholds by up to a further 10%.
Royal Gold will pay 20% of the spot gold price for each ounce delivered. Should either one of the conditions in Acceleration Option 1 be met, Royal Gold will pay 35% of the spot gold price for each ounce delivered.
Area of Interest
The Area of Interest covered by the Stream Agreement is defined as the existing mineral license for the mine, which covers an area of approximately 249 square kilometers.
Guarantees, Protections and Additional Rights
RG AG’s counterparty is a Canadian-based special purpose vehicle and the interests under the Stream Agreement are guaranteed on an unsecured basis by all entities within the Kansanshi ownership chain, from the project company (Kansanshi Mining PLC) through to the parent, First Quantum Minerals Ltd. Royal Gold also has customary additional protections for a stream agreement including limitations on certain additional encumbrances, restrictions on transfer of mine ownership, sharing for insurance and expropriation proceeds, and typical remedies for events of default. RG AG will also maintain certain rights to participate in any future stream, royalty or similar production-based financing on the Kansanshi land package.
Funding and Liquidity Update
Royal Gold is funding the Advance using cash on hand and a draw of $825 million on its $1 billion revolving credit facility.
Separately, Royal Gold has notified the members of the credit syndication group of its exercise of the $400 million accordion feature and has received commitments from them for the full $400 million of increased capacity. We anticipate closing on the accordion feature on August 5, 2025, following which $1.4 billion will be available under the revolving credit facility.
Our available cash, the $575 million undrawn capacity on the revolving credit facility, and anticipated cash flow from our portfolio are expected to be sufficient to fund all remaining outstanding financial commitments, which includes repayment of outstanding debt assumed with the acquisition of Sandstorm Gold Ltd. and the cash acquisition of Horizon Copper Corp., both of which are expected to close in the fourth quarter.
Background on the Kansanshi Mine
The Kansanshi mine is owned and operated by Kansanshi Mining PLC, which is 80% owned indirectly by First Quantum and 20% by ZCCM Investments Holdings PLC, a listed company that is majority-owned by the Government of the Republic of Zambia. First Quantum acquired its interest in the project in 2001, began construction soon after, and achieved commercial production in 2005.
Kansanshi is a sediment-hosted, stratabound deposit with subvertical veins. Economic copper and gold mineralization occurs in three ore-types: primary sulfide, mixed supergene and oxide.

Mining is carried out in three open pits, Main, Northwest and Southeast Dome, using conventional open pit methods employing hydraulic and electric equipment and a fleet of haul trucks with electric trolley assist on the main ramps. Ore treatment is flexible to allow for variation in ore type either through an oxide leach circuit, a transitional ore “mixed float” circuit, or a sulfide flotation circuit. Sulfide ore is treated via crushing, milling and flotation to produce copper in concentrate. Flotation tails from the mixed and oxide circuits advance to a leaching and SX/EW process to produce cathode copper. Gold is recovered from all ore types by gravity concentrators. Gemini tables treat the gold gravity concentrates and produce a high-grade concentrate for direct smelting to gold bullion.
The construction of a new 25 million tonne per year sulfide processing plant (S3) and related upgrades (S3 Expansion) began in 2022 and are targeted for completion in the second half of 2025. Kansanshi is an integrated operation and an onsite smelter was commissioned in 2015 to treat copper concentrate from Kansanshi and Sentinel.
As of December 31, 2024, Proven and Probable Reserves consisted of 1.070 billion tonnes grading 0.52% copper and 0.10 grams per tonne gold, calculated using a copper price of $3.50 per pound and a gold price of $1,805 per ounce. As of the same date, Measured and Indicated Resources (inclusive of Reserves) were 1.297 billion tonnes grading 0.57% copper and 0.07 grams per tonne gold, calculated at a 0.2% copper cut-off grade.
First Quantum expects a mine life of more than 20 years, and the All-In Sustaining Cost (“AISC”) is expected to be in the lower half of the global copper cost curve during the next 10 years of mine life.
Based on the latest NI 43-101 technical report published July 23, 2024, the Kansanshi operations are expected to process a total of 1,104.7 Mt at an average grade of 0.52% copper and 0.11 g/t gold, with an average recovery rate of 82.8% for copper and 35.1% for gold, over a mine life to 2046 (with processing to 2049). The technical report indicates that annual metal production for the 10-year period 2025-2034 is expected to range from approximately 215,000 to 275,000 tonnes of copper and 60,000 to 70,000 ounces of gold.
On January 15, 2025, First Quantum provided guidance for Kansanshi, including production of 160,000 to 190,000 tonnes of copper and 100,000 to 110,000 ounces of gold for 2025, 180,000 to 210,000 tonnes of copper and 135,000 to 145,000 ounces of gold for 2026, and 210,000 to 240,000 tonnes of copper and 140,000 to 150,000 ounces of gold for 2027.
Background on First Quantum Minerals Ltd.
First Quantum is an international mining company listed on the Toronto Stock Exchange with a market capitalization of approximately C$20 billion. It has grown through a combination of exploring, developing, operating, and acquiring mining projects or companies with interests in mining activities, and produces copper in concentrate, copper anode, copper cathode, nickel, gold, zinc, silver, cobalt, acid and pyrite. First Quantum’s principal activities include mineral exploration, mine engineering and construction, and development and mining operations, and it owns mines and projects in Zambia, Panama, Spain, Mauritania, Turkey, Australia, Finland, Argentina and Peru. CORPO
RATE PROFILE

CORPORATE PROFILE
Royal Gold is a high margin, mid-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value and income investors with exposure to the metals and mining industry. The Company’s website is located at www.royalgold.com.

For further information, please contact:	Kansanshi Stream Acquisition Call Information:

Alistair Baker	Dial-In	833-470-1428 (U.S.); toll free
Senior Vice President, Investor Relations and Business Development	Numbers:	833-950-0062 (Canada); toll free
(303) 573-1660		929-526-1599 (International)
	Access Code:	97026

Note: A conference call with management of Royal Gold to review the acquisition will be held on Tuesday, August 5, 2025, at 9:00 am Eastern Time (7:00 am Mountain Time). The call will be webcast and archived on the Company’s website for a limited time.
	Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Forward-Looking Statements: This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding the following: anticipated developments relating to the Kansanshi mine, including the amount and timing of production, estimates of mineral resources and mineral reserves, the anticipated mine life, technical reports, and mine plans; First Quantum’s anticipated uses of the Advance; the anticipated closing of Royal Gold’s exercise of the accordion feature under its revolving credit facility; Royal Gold’s anticipated cash flows and repayment of borrowings under its revolving credit facility; and anticipated benefits from the Stream Agreement.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: changes in the price of gold, copper or other metals; operating activities or financial performance on the Kansanshi mine or First Quantum’s other projects, including variations between actual and forecasted performance, the ability to complete projects on schedule and as planned, changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions; changes of control of First Quantum or the Kansanshi mine; contractual issues involving the Stream Agreement; the timing of deliveries of metals and our subsequent sales of metal; risks associated with doing business in foreign countries; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our reports filed with the Securities and Exchange Commission, including Item 1A, Risk Factors of our most recent Annual Report on Form 10-K. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this release could also have material adverse effects on forward-looking statements.
Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.
Statement Regarding Third-Party Information: Certain information provided in this press release, including anticipated developments relating to the Kansanshi mine, anticipated mineral resources and mineral reserves, production estimates, property descriptions, and the background on the Kansanshi mine, was provided to us by the operator of the Kansanshi mine or is publicly available information filed by the operator with applicable securities regulatory bodies. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness or fairness of any such third-party information and refers the reader to the public reports filed by the operator for information regarding the Kansanshi mine.
No Offer or Solicitation: Communications in this press release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed arrangements (the “Transactions”) with Sandstorm Gold Ltd (“Sandstorm”) and Horizon Copper Corp. (“Horizon”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Important Additional Information and Where to Find It: In connection with the proposed Transactions, Royal Gold, Sandstorm and Horizon intend to file materials with the SEC and on SEDAR+, as applicable. Royal Gold plans to file proxy materials with the SEC in connection with the solicitation of proxies for Royal Gold’s special meeting of shareholders (the “Royal Gold Special Meeting”). Prior to the Royal Gold Special Meeting, Royal Gold will file a definitive proxy statement (the “Royal Gold Proxy Statement”), together with a proxy card. Sandstorm intends to file a management information circular (the “Sandstorm Circular”) on SEDAR+ in connection with the solicitation of proxies to obtain Sandstorm shareholder approval of the Sandstorm Transaction. Horizon intends to file a management information circular (the “Horizon Circular”) on SEDAR+ in connection with the solicitation of proxies to obtain Horizon shareholder approval of the Horizon Transaction. This press release is not a substitute for the Royal Gold Proxy Statement, the Sandstorm Circular, the Horizon Circular, or for any other document that Royal Gold, Sandstorm or Horizon may file with the SEC or on SEDAR+ and/or send to their respective security holders in connection with the proposed Transactions. INVESTORS AND SECURITYHOLDERS OF ROYAL GOLD, SANDSTORM AND HORIZON ARE URGED TO CAREFULLY AND THOROUGHLY READ THE ROYAL GOLD PROXY STATEMENT, THE SANDSTORM CIRCULAR, AND THE HORIZON CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ROYAL GOLD, SANDSTORM, AND/OR HORIZON WITH THE SEC OR ON SEDAR+ WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROYAL GOLD, SANDSTORM, HORIZON, THE PROPOSED TRANSACTIONS, THE RISKS RELATED THERETO, AND RELATED MATTERS.

Securityholders of Royal Gold, Sandstorm, and Horizon will be able to obtain, free of charge, copies of the Royal Gold Proxy Statement, Sandstorm Circular, and Horizon Circular, as each may be amended from time to time, and other relevant documents filed by Royal Gold, Sandstorm, and/or Horizon with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www.sec.gov or at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Royal Gold will be available, free of charge, from Royal Gold’s website at www.royalgold.com under the “Investor Resources” tab or by contacting Royal Gold at (303) 573-1660 or InvestorRelations@royalgold.com. Copies of documents filed on SEDAR+ by Sandstorm will be available free of charge from Sandstorm’s website at www.sandstormgold.com under the “Investors” tab or by contacting Sandstorm at (844) 628-1164 or info@sandstormgold.com. Copies of documents filed on SEDAR+ by Horizon will be available free of charge from Horizon’s website at www.horizoncopper.com under the “Investors” tab or by contacting Horizon at (604) 336-8189 or info@horizoncopper.com.
Certain Information Regarding Participants: Royal Gold, Sandstorm, Horizon and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Royal Gold shareholders in connection with the Royal Gold Special Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Royal Gold Proxy Statement and other materials to be filed with the SEC in connection with the Royal Gold Special Meeting. Information relating to the foregoing can also be found in Royal Gold’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 13, 2025, and Royal Gold’s definitive proxy statement for its 2025 annual meeting of stockholders filed with the SEC on April 4, 2025. To the extent the holdings of Royal Gold’s directors and executive officers in Royal Gold’s securities have changed since the amounts described in the April 4, 2025 proxy statement, such changes have been reflected in the following Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Change in Ownership on Form 4 filed with the SEC with respect to the Company: Form 4, filed by William Heissenbuttel on April 22, 2025; Form 3, filed by Mark Isto on May 27, 2025; and Form 4, filed by Paul Libner on June 10, 2025. These filings can be found at the SEC’s website at www.sec.gov. Information regarding the executive officers and directors of Sandstorm and Horizon is included in their respective management information circulars for their 2025 shareholder meetings filed on SEDAR+ on April 22, 2025 and May 1, 2025, respectively. More detailed and updated information regarding the identity of participants in the solicitation and their direct or indirect interests (by security holdings or otherwise), will be set forth in the Royal Gold Proxy Statement and other materials to be filed with the SEC or on SEDAR+. These documents can be obtained free of charge from the sources indicated above.